Exhibit 99.1

Oglethorpe Power Corporation November 28, 2011 Third Quarter 2011 Investor Briefing

3 Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forward-looking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during this presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of November 28, 2011. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update this electronic presentation. Risk Factors, Forward-Looking Statements

Overview of Oglethorpe Power Corporation Business Members Ratings Not-for-profit Georgia electric membership corporation. One of the largest electric cooperatives in the United States. Owns or leases approximately 7,080 MW of generation capacity Operates or schedules another 1,287 MW on behalf of the Members. 2011 system peak of 9,000 MW. Wholesale electric power provider for 39 distribution cooperatives in Georgia (the “Members”). Take or pay, joint and several Wholesale Power Contracts through December 2050. Allows for recovery of all costs, including debt service. Senior Secured Ratings: Baa1 / A / A (all stable) Short-term Ratings: P-2 / A-1 / F1 Financial Annual revenues in excess of $1 billion. Total assets of approximately $7.8 billion 4

Member Systems and Service Territory Members’ service territory: Serve 1.8 million consumers (meters), representing a population of 4.1 million people. Covers 38,000 square miles, or 65 percent of Georgia. Includes 151 out of 159 counties in Georgia. Members’ load: Approximately 2/3 residential. Exclusive right to provide retail service in designated service territories. No residential competition. Competition only at inception for C&I loads in excess of 900kW. In 2010, Cobb EMC, Jackson EMC and Sawnee EMC accounted for 14.5%, 11.6%, and 10.6% of Oglethorpe’s total revenues, respectively. No other Member over 10%. The top 15 Members accounted for approximately 80% of total revenue in 2010. = Oglethorpe’s Members 2010 Member Customer Base by MWh Sales 5

Diverse Mix of Generating Resources

OglethorpePower


Rocky Mountain Pumped Storage Hydro
Murray Energy Facility
Sewell Creek Energy Facility
Plant Wansley
Chattahoochee Energy Facility
Hawk Road Energy Facility
Talbot Energy Facility
Smarr Energy Facilitiy
Hartwell Energy Facility
Doyle Generating Plant
Plant Scherer
Plant Vogtle
Plant Hatch
ATLANTA

2011 Capacity[a]

~7,800 MW


10%
20%
15%
55%
Gas
Nuclear
Coal
Hydro

(a) Represents resources owned, leased, or operated by Oglethorpe. Excludes Members' SEPA allocation. Capacity reflects planning capacity.

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New AP1000 units will be adjacent to existing two units at Vogtle site. Experienced developer and operator, Southern Nuclear. Very favorable EPC contract with experienced contractors, Westinghouse and Stone & Webster (EPC Consortium), which includes parent guarantees. In 2010, amended to replace certain index based adjustments with fixed escalation amounts. 30% share or 660 MW of 2,200 MW total capacity from additional units. Georgia Power, MEAG and City of Dalton are other co-owners. Oglethorpe’s share is fully subscribed by its members. $4.2 billion estimated total cost to Oglethorpe (including AFUDC). Vogtle Units 3 & 4 Project Highlights Conceptual Drawing of Vogtle Units 3 & 4 Georgia Power 45.7% Oglethorpe Power 30.0% MEAG 22.7% Dalton Utilities 1.6% 7

Vogtle Units 3 & 4 Timeline MAY 2005 Development Agreement MAR 2008 Filed Combined Construction Operating License (COL) with NRC PROJECTED DCD Final Rule and NRC Issuance of COL APR 2006 Definitive Agreements Time Now 2010 2011 2012 2017 MAY 2010 Signed DOE Conditional Term Sheet Q2 2012 Projected Start of DOE Funding 2017 Unit 4 in Service AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA 2016 Unit 3 in Service 2005 2009 AUG 2011 NRC Staff Completed Work on FSER for both AP1000 DCD and COL 8

Nuclear Regulatory Commission (NRC) staff completed review of the Final Safety Evaluation Report (FSER) for the Westinghouse AP1000 design certification and the Vogtle Combined Construction and Operating Licenses (COLs). NRC held the mandatory hearing for the COLs and a second limited work authorization (LWA) in September. Remaining steps are to obtain NRC approvals of the AP1000 design final rulemaking and COLs, which Georgia Power expects in late 2011. However, due to certain administrative requirements, the effective date of the design final rule and COLs could potentially occur in early 2012. If so, the NRC could approve a second LWA, to allow additional construction activities related to the nuclear island to begin in late 2011, and keep with a 2016 & 2017 commercial operation schedule. NRC will decide the ultimate licensing schedule. Update on Key Vogtle Licensing Activities 9

While Georgia Power continues to expect the DCD and COLs by year end, there is uncertainty as to the precise timing of issuance of the DCD and COLs. As a result, the EPC Consortium submitted the current project schedule update without including certain compression activities for Unit 3. This schedule update shows the Unit 3 COD re-forecasted from April 2016 to September 2016. This schedule update is only the EPC Consortium’s current projection of anticipated actual dates for these events. COD dates have not been adjusted under the EPC Agreement. Following the issuance of the COLs, schedule compression will be reevaluated by Georgia Power and the EPC Consortium. Project Schedule Update 10

July 12, 2011 Construction Update March 8, 2010 October 15, 2010 January 12, 2010 Unit 4 Unit 3 Modular Assembly Building Heavy Lift Derrick Foundation 11

Cooling Tower Foundations – Deep drilled piles 12

Containment Vessel Bottom Head Upper section of Vogtle 3 containment vessel lower head fastened to assembly and welding stand. (November 3, 2011) ©2011 Southern Company, Inc. All rights reserved 13

Submitted Part I and Part II loan applications in 2008. Signed conditional term sheet with DOE in May 2010. Negotiating definitive loan agreements. DOE has been engaged with Georgia Power for several months negotiating “common provisions” of loan agreement (this will save Oglethorpe time in negotiations with DOE). Final decision on loan approval is not expected to occur until after approval of the COLs. DOE loan guarantee targets 70% of eligible project costs, not to exceed $3.057 billion. All-in pricing expected to be favorable relative to taxable capital markets. Will be secured under Oglethorpe’s First Mortgage Indenture on parity with other secured debt. Potential start of funding in second quarter of 2012. DOE Loan Guarantees for Vogtle 3 & 4 15

Vogtle 3 & 4 CWIP through 9/30/2011 totaled $1.2 billion. $1.15 billion issued to date (~27% of estimated total project cost) at a weighted average interest rate of 5.55%. DOE financing available only after receipt of COL. Hedged interest rates on $1.7 billion of DOE debt. Oglethorpe is using commercial paper program for interim financing between permanent debt issuances shown below. 5.95% 30 Yr Bullet Vogtle 3 & 4 Financing Plan 5.39% 30 Yr Bullet 5.26% 39 Yr Bullet 16

RUS Loan Status (a) Project has been indefinitely deferred. RUS is currently completing NEPA process which would enable site development in the future, if desired. Purpose/Use of Proceeds Amount Advanced (to date) Remaining Amount Approved Loans General Improvements 92,000,000 $ 43,095,743 $ 48,904,257 $ General & Environmental Improvements 441,522,000 $ 331,275,974 $ 110,246,026 $ General & Environmental Improvements 310,228,000 $ 82,822,521 $ 227,405,479 $ Hawk Road Energy Facility 203,100,000 $ 106,648,215 $ 96,451,785 $ Hartwell Energy Facility 170,000,000 $ 170,000,000 $ - $ General Improvements 127,703,000 $ - $ 127,703,000 $ Murray Units I and II 492,610,000 $ - $ 492,610,000 $ 1,837,163,000 $ 733,842,453 $ 1,103,320,547 $ Submitted Loan Application Warren Biomass Facility (a) 459,000,000 $ 17

Oglethorpe’s Liquidity Facilities Term of Facilities Liquidity restructuring is now complete with the closing on the increased CFC unsecured line of credit resulting in total credit facilities increasing from $1.125 to $1.925 billion. Bank of America, N.A. (Admin. Agent) $210 CoBank $150 SunTrust Bank $130 Wells Fargo Bank $125 Royal Bank of Canada $110 Bank of Montreal $100 Bank of Tokyo - Mitsubishi $100 Mizuho $80 JPMorgan Chase $60 Fifth Third Bank $50 Goldman Sachs Bank $50 US Bank $50 RBC Bank (USA) $40 Chang Hwa Commercial Bank $10 18

Oglethorpe’s Available Liquidity Position is Strong Borrowings Detail $116.7 MM Letter of Credit Support for VRDBs/Murray $274.1 MM Murray Acquisition Interim Financing $076.3 MM Vogtle Interest Rate Hedging $ 12.7 MM Vogtle Interim Financing as of November 21, 2011 Represents 778 days of liquidity on hand. 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Total Credit Facilities Less Borrowings Available Line Capacity Cash (Excluding $106 Million in RUS Cushion of Credit) Total Liquidity $1,925 - $480 $1,445 $486 $1,931 (Millions) 19

Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required). Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Rate Structure Assures Recovery of All Costs + Margin Note: First Mortgage Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under First Mortgage Indenture. Budget of 1.14x MFI for 2010 and 2011. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin, without any further regulatory approval. Annual budget and adjustments to rate to reflect budget changes are generally not subject to approval of RUS or any other regulatory authority. Changes to rate schedule are subject to RUS approval. (Budgeted) Margin Coverage $20.0 $18.4 $17.5 $16.9 $17.2 $17.7 $18.2 $19.1 $19.3 $26.4 $33.7 $37.8 $0.0 $10.0 $20.0 $30.0 $40.0 Net Margin (Mn) 1.06 1.08 1.10 1.12 1.14 1.16 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.10 1.12 1.14 1.14 MFI Coverage 20

Members can independently elect to participate in one or both (or none) of the following programs to manage the timing of certain of their payments to Oglethorpe: Expensing Vogtle 3 & 4 Interest During Construction (IDC) Available starting in 2012. Annual election to expense some or all of Vogtle 3 & 4 IDC. May expense various percentages (0%, 25%, 50%, 75%, 100%). Only current year costs can be expensed. Accelerating expensing Murray carrying costs (currently deferred) Available starting in December 2011. Annual election to expense some or all of allocated portion of Murray net carrying costs (in 5% increments). Additional election once a year to expense any previously deferred net costs. Does not impact Oglethorpe’s ability to recover all costs from Members. Approved by Oglethorpe Board of Directors; remains subject to RUS approval. New Rate Management Programs 21

Income Statement Excerpts

OglethorpePower

Key Point: Through September net margin equates to 104% of targeted annual margin ($37.8 million to achieve 1.14 MFI). This is typical for Oglethorpe and consistent with management's practices of budgeting conservatively and making adjustments to the budget (typically toward the end of the year) to exactly match actual expenses plus margin.

	Nine Months Ended September 30,		Year Ended December 31,		
($ in thousands)	2011	2010	2010	2009	2008
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members	$947,130	$1,000,393	$1,292,514	$1,144,012	$1,237,649
Sales to Non-Members	$134,977	$1,188	$1,478	$1,249	$1,111
Operating Expenses	$887,586	$812,002	$1,054,743	$921,139	$1,041,681
Other Income	$28,441	$32,516	$43,651	$42,728	$43,381
Net Interest Charges	$183,726	$186,243	$249,167	$240,460	$221,201
Net Margin	$39,236	$35,852	$33,733	$26,390	$19,259
Margins for Interest Ratio[(a)]	**n/a**	**n/a**	**1.14x**	**1.12x**	**1.10x**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe's having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2009 and 2010, Oglethorpe increased its Margins for Interest ratio to 1.12x and 1.14x, respectively, above the minimum 1.10x ratio required by the Indenture. For 2011, Oglethorpe again budgeted a Margins for Interest ratio of 1.14x. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the generation expansion period and may chose to change the targeted Margins for Interest ratio in the future.

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Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $575 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. September 30, ($ in thousands) 2011 2010 2009 2008 Balance Sheet Data: Assets: Electric Plant in Service $7,319,697 $6,672,253 $6,550,938 $5,906,865 Construction Work in Progress $1,614,300 $1,195,475 $628,824 $307,464 Total Electric Plant $5,910,423 $5,015,560 $4,400,496 $3,639,395 Cash and Cash Equivalents $410,461 $672,212 $579,069 $167,659 Total Assets $7,754,909 $6,997,062 $6,370,234 $5,044,452 Capitalization: Patronage Capital and Membership Fees $635,188 $595,952 $562,219 $535,829 Accumulated Other Comprehensive Margin (Deficit) $864 ($469) ($1,253) ($1,348) Subtotal $636,052 $595,483 $560,966 $534,481 Long-term Debt and Obligations under Capital Leases $5,678,829 $4,836,415 $4,387,926 $3,514,923 Obligation under Rocky Mountain Transactions $129,894 $123,573 $115,641 $108,219 Long-term Debt and Capital Leases due within one year $136,923 $170,947 $119,241 $110,647 Total Long-Term Debt and Equities $6,581,698 $5,726,418 $5,183,774 $4,268,270 Equity Ratio (a) 9.7% 10.4% 10.8% 12.6% December 31, 23

Liquidity Margins for Interest Wholesale Power Cost Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.94% (dollars in millions) LT Debt Outstanding (09.30.2011): $5.4 billion Weighted Average Cost: 5.031% Equity ratio: 9.7% Note: Includes Sinking Fund and Debt Service Adder 2011 1.14 MFI September 30, 2011 September 30, 2011 Actuals Forecast 24

Significant Financing Activity Completed to date in 2011 $180 million Tax-Exempt refinancing. (March) $260 million Bank term loan for Murray acquisition. (April) Funded RUS loans for Hartwell and Hawk Road acquisitions. (June) Closed on new $1.265 billion revolving credit facility. (June) $300 million 39-year FMB issuance for Vogtle. (August) Increased CFC unsecured credit facility from $50 million to $110 million. (September) Hedging $2.2 billion of DOE debt using interest rate options. ($1.7 billion completed to date) Upcoming in 2011 Working with DOE to finalize loan guarantee (4th Quarter); funding not expected until 2012. 25

Oglethorpe is a Strong, Stable Credit One of the largest electric cooperatives in the United States. Oglethorpe has long-term, take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS approval. Members are not subject to regulation for rate setting purposes. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance. 26

27 Additional Information A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. For additional information please contact: Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240